Exhibit 2.4.1
AMENDMENT TO AGREEMENT AND PLAN OF MERGER
This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is entered into as of October 15, 2026, by and among (a) Cottonwood Communities, Inc., a Maryland corporation (“CCI”), (b) Cottonwood Residential O.P., LP, a Delaware limited partnership (“CROP”), (c) CC Corcoran MS, LLC, a Wisconsin limited liability company (“Merger Sub” and, together with CCI and CROP, the “CCI Parties”), (d) Gaslight Square Apartments II LLC, a Wisconsin limited liability company (the “Company”), and (e) solely for purposes of Sections 3.1(b)(ii), 3.1(k), 3.2(b), 7.12 and 7.13 of the Merger Agreement and Article 11 thereof to the extent applicable thereto, Mandel/Gaslight Square Apartments II LLC, a Wisconsin limited liability company, in its capacity as paying agent for the Members (the “Manager”). Each of the CCI Parties and the Company is referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties are parties to that certain Agreement and Plan of Merger, dated as of September 2, 2026 (the “Merger Agreement”);
WHEREAS, pursuant to the Merger Agreement, the outstanding principal amount pursuant to the Existing Loan Documents is to be repaid at or in connection with the Closing and deducted from the Purchase Price in determining the Merger Consideration;
WHEREAS, the Parties desire to amend the Merger Agreement so that the Escrow Amount and the Restricted Units are determined by reference to the Purchase Price without deduction for the outstanding principal amount pursuant to the Existing Loan Documents repaid at or in connection with the Closing, allocated between cash and CROP Units in proportion to the Merger Consideration paid in cash and in CROP Units, respectively; and
WHEREAS, Section 11.5 of the Merger Agreement provides that, at any time prior to the Merger Effective Time, the Parties may amend any provision of the Merger Agreement by an instrument in writing signed on behalf of all Parties.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1. Defined Terms. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Merger Agreement.
2. Amendment of Definition of “Escrow Amount”. The definition of “Escrow Amount” in Section 1.1(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
“Escrow Amount” means an amount in cash equal to the product of (a) one and a half percent (1.5%) of the Purchase Price (as adjusted by the Proration Items, and without deduction for the outstanding principal amount pursuant to the Existing Loan Documents repaid at or in connection with the Closing), calculated using the Net Closing Date Assets and Proration Items set forth in the Closing Estimate Statement, multiplied by (b) a fraction, (i) the numerator of which is the aggregate Cash Consideration payable at Closing and (ii) the denominator of which is the aggregate Merger Consideration payable at Closing, in each case as determined at the Closing pursuant to Section 3.1(a)(iv) without reduction for the Escrow Amount.
3. Amendment of Section 3.1(c)(i)(5). Clause (ii)(B) of Section 3.1(c)(i)(5) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
(B) concurrently therewith, a number of Restricted Units held by each Unit Recipient shall be cancelled in accordance with Section 3.6(e)(iii) equal to (I) such Unit Recipient's Pro Rata Share of such Shortfall divided by the Unit Value (rounded to the nearest 1/1,000th of a unit) multiplied by (II) a fraction, (X) the numerator of which is the aggregate number of CROP Units received by such Unit Recipient as Merger Consideration at the Closing multiplied by the Unit Value (rounded to the nearest 1/1,000th of a unit), and (Y) the denominator of which is the aggregate amount of Merger Consideration received by such Unit Recipient at the Closing.
4. Amendment of Section 3.6(e)(i). The first sentence of Section 3.6(e)(i) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
At the Closing, with respect to the Manager and each Member who receives CROP Units as all or any portion of the Manager’s or such Member’s Merger Consideration (each, a “Unit Recipient”), a number of such Unit Recipient’s CROP Units received as Merger Consideration at Closing equal to (A) the product of (I) one and a half percent (1.5%) of the Purchase Price (as adjusted by the Proration Items, and without deduction for the outstanding principal amount pursuant to the Existing Loan Documents repaid at or in connection with the Closing, calculated using the Net Closing Date Assets and Proration Items set forth in the Closing Estimate Statement), multiplied by (II) a fraction, the numerator of which is the value (determined at the Unit Value) of the CROP Units received by such Unit Recipient as Merger Consideration at the Closing and the denominator of which is the aggregate Merger Consideration payable at the Closing, divided by (B) the Unit Value (rounded to the nearest 1/1,000th of a unit) (collectively, the “Restricted Units”) shall be subject to the clawback and transfer restrictions set forth in this Section 3.6(e).
5. Amendment of Section 3.6(e)(iii)(A). Section 3.6(e)(iii)(A) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
each Unit Recipient shall forfeit, and CROP shall cancel from the partnership unit ledger of CROP, a number of such Unit Recipient's Restricted Units equal to (I) such Unit Recipient's Pro Rata Share of such Claim Amount divided by the Unit Value (rounded to the nearest 1/1,000th of a unit) multiplied by (II) a fraction, (X) the numerator of which is the aggregate number of CROP Units received by such Unit Recipient as Merger Consideration at the Closing multiplied by the Unit Value (rounded to the nearest 1/1,000th of a unit), and (Y) the denominator of which is the aggregate amount of Merger Consideration received by such Unit Recipient at the Closing (a “CROP Unit Clawback”); provided, however, that, notwithstanding the date upon which any Claim

Amount becomes payable to CCI or any Buyer Indemnified Party, no CROP Unit Clawback shall occur prior to the final determination of Transaction Expenses in accordance with Section 7.12(c); provided further, however, that, CROP shall cause any such postponed CROP Unit Clawback to occur reasonably promptly following the final determination of Transaction Expenses in accordance with Section 7.12(c); and
6. Amendment of Section 3.6(e)(iv). Clause (B) of Section 3.6(e)(iv) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
(B) a fraction, (I) the numerator of which is the aggregate number of CROP Units received by such Unit Recipient as Merger Consideration at the Closing multiplied by the Unit Value (rounded to the nearest 1/1,000th of a unit), and (II) the denominator of which is the aggregate amount of Merger Consideration received by such Unit Recipient at the Closing, shall continue to be subject to the restrictions of this Section 3.6(e) until Final Determination of such Pending Claims.
7. Amendment of Section 10.5(c). Clause (B) of Section 10.5(c) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
(B) concurrently therewith, a number of Restricted Units held by each Unit Recipient shall be cancelled in accordance with Section 3.6(e)(iii) equal to (I) such Unit Recipient's Pro Rata Share of such owed amount divided by the Unit Value (rounded to the nearest 1/1,000th of a unit) multiplied by (II) a fraction, (X) the numerator of which is the aggregate number of CROP Units received by such Unit Recipient as Merger Consideration at the Closing multiplied by the Unit Value (rounded to the nearest 1/1,000th of a unit), and (Y) the denominator of which is the aggregate amount of Merger Consideration received by such Unit Recipient at the Closing; provided, however, that, to the extent the cancellation of Restricted Units is deferred pursuant to the first proviso of Section 3.6(e)(iii)(A), the payment of the applicable portion of such owed amount from the Escrow Account pursuant to clause (A) of this Section 10.5(c) shall not be delayed on account of such deferral, and the cancellation of Restricted Units pursuant to clause (B) of this Section 10.5(c) shall instead occur reasonably promptly following the final determination of Transaction Expenses in accordance with Section 7.12(c).
8. Effect of Amendment. Except as expressly amended by this Amendment, the Merger Agreement remains unmodified and in full force and effect. From and after the date of this Amendment, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder” or words of similar import shall mean the Merger Agreement as amended by this Amendment. In the event of any conflict between the Merger Agreement and this Amendment, this Amendment shall control.
9. Miscellaneous. Sections 11.3 (Counterparts), 11.6 (Governing Law; Venue), 11.9 (Waiver of Jury Trial) and 11.10 (Authorship) of the Merger Agreement are incorporated herein by reference, mutatis mutandis.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be signed by their respective duly authorized officers as of the date first written above.
                        COTTONWOOD COMMUNITIES, INC.

By:    /s/ Enzio Cassinis
Name:    Enzio Cassinis
Title:    President

COTTONWOOD RESIDENTIAL O.P., LP

By:    COTTONWOOD COMMUNITIES,
    GP SUBSIDIARY, LLC, its general partner

By:    COTTONWOOD COMMUNITIES,
    INC., its sole member

By:    /s/ Enzio Cassinis
Name:    Enzio Cassinis
Title:    President

CC CORCORAN MS, LLC

By:    CC ACQUISITION MANAGER, LLC, its Sole Manager

By:    /s/ Gregg Christensen
Name:    Gregg Christensen
Title:    Chief Legal Officer

GASLIGHT SQUARE APARTMENTS II LLC

By: Mandel/Gaslight Square Apartments II LLC
Its: Manager

By: BR Mandel LLC
Its: Manager

By:    /s/ Barry R. Mandel
Name:    Barry R. Mandel
Title:    Manager

MANDEL/GASLIGHT SQUARE APARTMENTS II LLC*

By: BR Mandel LLC
Its: Manager

By:    /s/ Barry R. Mandel
Name:    Barry R. Mandel
Title:    Manager

* solely for the limited purposes set forth in the preamble to this Amendment

SCHEDULE OF OMITTED AMENDMENTS
(Filed Amendment — Existing Indebtedness Repaid)
Pursuant to Instruction 2 to Item 601 of Regulation S-K, the registrant has filed the Amendment to Agreement and Plan of Merger, dated as of October 15, 2026, by and among Cottonwood Communities, Inc. (“CCI”), Cottonwood Residential O.P., LP (“CROP”), CC Corcoran MS, LLC, Gaslight Square Apartments II LLC and, solely for the limited purposes set forth therein, Mandel/Gaslight Square Apartments II LLC (the “Filed Amendment”), which amends the Agreement and Plan of Merger filed as Exhibit 2.4. The registrant has omitted the two amendments identified below, each dated as of October 15, 2026 and entered into by CCI, CROP and the Merger Sub, Acquired Company and Manager identified below, which amend the corresponding omitted merger agreements identified in the schedule to Exhibit 2.4. The omitted amendments are substantially identical to the Filed Amendment in all material respects, except as to the parties.

Merger Sub	Acquired Company	Manager	Property (Location)
CC Beaumont MS, LLC	Beaumont Place LLC	Mandel/Beaumont Place LLC	Beaumont Place (Whitefish Bay, WI)
CC Lemay Lake MS, LLC	Lemay Lake Equity LLC	Mandel/Lemay Lake Equity LLC	Lemay Lake (Eagan, MN)

The registrant acknowledges that the Securities and Exchange Commission may request copies of any omitted amendment, and the registrant will furnish a copy of any such amendment to the Commission upon request.